1Q20 Financial Results April 17, 2020 Exhibit 99.2

Forward-looking statements and use of key performance metrics and non-GAAP financial measures Forward-Looking Statements. This document contains forward-looking statements within the meaning of Private Securities Litigation Reform Act of 1995. Statements regarding potential future share repurchases and future dividends, as well as the potential effects of the COVID-19 pandemic on our business, operations, financial performance and prospects, are forward-looking statements. Also, any statement that does not describe historical or current facts is a forward-looking statement. These statements often include the words “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “goals,” “targets,” “initiatives,” “potentially,” “probably,” “projects,” “outlook” or similar expressions or future conditional verbs such as “may,” “will,” “should,” “would,” and “could.” Forward-looking statements are based upon the current beliefs and expectations of management, and on information currently available to management. Our statements speak as of the date hereof, and we do not assume any obligation to update these statements or to update the reasons why actual results could differ from those contained in such statements in light of new information or future events. We caution you, therefore, against relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance. While there is no assurance that any list of risks and uncertainties or risk factors is complete, important factors that could cause actual results to differ materially from those in the forward-looking statements include the following, without limitation: Negative economic and political conditions that adversely affect the general economy, housing prices, the job market, consumer confidence and spending habits which may affect, among other things, the level of nonperforming assets, charge-offs and provision expense; The rate of growth in the economy and employment levels, as well as general business and economic conditions, and changes in the competitive environment; Our ability to implement our business strategy, including the cost savings and efficiency components, and achieve our financial performance goals; The COVID-19 pandemic and its effects on the economic and business environments in which we operate; Our ability to meet heightened supervisory requirements and expectations; Liabilities and business restrictions resulting from litigation and regulatory investigations; Our capital and liquidity requirements (including under regulatory capital standards, such as the U.S. Basel III capital rules) and our ability to generate capital internally or raise capital on favorable terms; The effect of changes in interest rates on our net interest income, net interest margin and our mortgage originations, mortgage servicing rights and mortgages held for sale; Changes in interest rates and market liquidity, as well as the magnitude of such changes, which may reduce interest margins, impact funding sources and affect the ability to originate and distribute financial products in the primary and secondary markets; The effect of changes in the level of checking or savings account deposits on our funding costs and net interest margin; Financial services reform and other current, pending or future legislation or regulation that could have a negative effect on our revenue and businesses; A failure in or breach of our operational or security systems or infrastructure, or those of our third party vendors or other service providers, including as a result of cyber-attacks; and Management’s ability to identify and manage these and other risks. In addition to the above factors, we also caution that the actual amounts and timing of any future common stock dividends or share repurchases will be subject to various factors, including our capital position, financial performance, capital impacts of strategic initiatives, market conditions, and regulatory and accounting considerations, as well as any other factors that our Board of Directors deems relevant in making such a determination. Therefore, there can be no assurance that we will repurchase shares or pay any dividends to holders of our common stock, or as to the amount of any such repurchases or dividends. Further, statements about the effects of the COVID-19 pandemic on our business, operations, financial performance and prospects may constitute forward-looking statements and are subject to the risk that the actual impacts may differ, possibly materially, from what is reflected in those forward-looking statements due to factors and future developments that are uncertain, unpredictable and in many cases beyond our control, including the scope and duration of the pandemic, actions taken by governmental authorities in response to the pandemic, and the direct and indirect impact of the pandemic on our customers, third parties and us. Further, statements about the estimated impact of CECL are forward-looking statements and are subject to the risk that the actual impact of CECL may differ, possibly materially, from what is reflected in those statements due to, among other things, changes in macroeconomic conditions and any of the other variables discussed on page 6, as well as changes based on continuing review of models and assumptions. More information about factors that could cause actual results to differ materially from those described in the forward-looking statements can be found under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2019. Key Performance Metrics and Non-GAAP Financial Measures and Reconciliations Key Performance Metrics: Our Management uses certain key performance metrics (KPMs) to gauge our progress against strategic and operational goals, as well as to compare our performance against peers. The KPMs are referred to in our Registration Statements on Form S-1 and our external financial reports filed with the Securities and Exchange Commission. The KPMs include: Return on average tangible common equity (ROTCE); Efficiency ratio; Operating leverage; and Common equity tier 1 capital ratio. Established targets for the KPMs are based on Management-reporting results which are currently referred to by the Company as “Underlying” results. In historical periods, these results may have been referred to as “Adjusted” or “Adjusted/Underlying” results. We believe that Underlying results, which exclude notable items, provide the best representation of our underlying financial progress toward the KPMs as the results exclude items that our Management does not consider indicative of our on-going financial performance. We have consistently shown investors our KPMs on a Management-reporting basis since our initial public offering in September of 2014. KPMs that reflect Underlying results are considered non-GAAP financial measures. Non-GAAP Financial Measures: This document contains non-GAAP financial measures denoted as Underlying results and Underlying excluding the impact of COVID-19 on the provision for credit losses. In historical periods, these results may have been referred to as Adjusted or Adjusted/Underlying results. Underlying results for any given reporting period exclude certain items that may occur in that period which Management does not consider indicative of the Company’s on-going financial performance. We believe these non-GAAP financial measures provide useful information to investors because they are used by our Management to evaluate our operating performance and make day-to-day operating decisions. In addition, we believe our Underlying results in any given reporting period reflect our on-going financial performance in that period and, accordingly, are useful to consider in addition to our GAAP financial results. We further believe the presentation of Underlying results increases comparability of period-to-period results. The Appendix presents reconciliations of our non-GAAP measures to the most directly comparable GAAP financial measures. Underlying excluding the impact of COVID-19 on the provision for credit losses reflects information valuable to investors given the outsized impact of the pandemic which is not expected to have a similar ongoing impact to our results given the timing of the impact of adoption of CECL and the unprecedented nature of the COVID-19 pandemic Other companies may use similarly titled non-GAAP financial measures that are calculated differently from the way we calculate such measures. Accordingly, our non-GAAP financial measures may not be comparable to similar measures used by such companies. We caution investors not to place undue reliance on such non-GAAP financial measures, but to consider them with the most directly comparable GAAP measures. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for our results reported under GAAP.

1Q20 GAAP financial summary See pages 46-47 for notes and important information on Key Performance Metrics and Non-GAAP Financial Measures, as applicable, including “Underlying” results. “Underlying” results exclude the impact of notable items described on page 38.

Driving progress on strategic initiatives to emerge well-positioned TOP 6 Program progressing well - no change to expected pre-tax run-rate benefits of ~$300 - $325 million by YE2021 Strategic revenue initiatives designed to add new capabilities also progressing Assessing new opportunities arising from current environment Managing disruption from a position of strength Strong capital, liquidity and funding Robust capital levels with a CET1 ratio of 9.4%(1)(3) LDR of~96%; fully compliant LCR Ample liquidity cushion with ~$50 billion of available liquidity as of 4/15 Strong deposit franchise with ~65% Consumer Banking $8.2 billion, or 7%, QoQ period-end deposit growth Current situation – Executive summary Proudly supporting customers, communities and colleagues Using our ample resources to provide advice and assistance to customers and communities Funded $7.2 billion of committed commercial line draws in 1Q20 ~70K retail customers assisted through loan forbearance ~2.4K small businesses assisted through loan forbearance ~750 commercial customers seeking flexibility on loan terms and conditions $5 million commitment for community support with particular emphasis on small businesses and non-profit partners Enhancing colleague benefits Expanded time-off policies to help manage pandemic disruptions Additional pay for certain colleagues unable to operate remotely See pages 46-47 for notes and important information on Key Performance Metrics and Non-GAAP Financial Measures, as applicable, including “Underlying” results. “Underlying” results exclude the impact of notable items described on page 38. Select pandemic impacts CECL credit provision, which up-fronts revised life of loan loss estimates Provision expense of $600 million or $1.10 per share; reserve build of $463 million, or $0.85 per share CET1 ratio phase-in impact deferred through 2025 Net interest margin Low rate impact on NIM more than offset by improved loan spreads, reflecting wider LIBOR/OIS spreads, and mix, as well as disciplined deposit pricing and mix Noninterest income reflects some COVID-19 disruption impact on capital markets, FX & IRP, service charges and card fees More than offset by strength in mortgage due to refi boom/lower rates

Supporting customers and clients in need while prudently managing risk Commentary Loan forbearance requests Consumer requests driven by Mortgage, Business Banking, Auto and Education $s in billions See pages 46-47 for notes and important information on Key Performance Metrics and Non-GAAP Financial Measures, as applicable, including “Underlying” results. “Underlying” results exclude the impact of notable items described on page 38. Commercial Banking spot credit line draws and utilization Loan forbearance SME lending – PPP SBA loans as of April 15th Highlights Consumer Banking: Offering hardship relief with payment terms, late fees, service charge rebates and no-penalty access to CDs XX,XXX loan modifications serviced through April 15] Modifications up to 6 months for current impacted borrowers not treated as TDR [Repossessions and foreclosures paused] [Hold for color on portfolios most impacted] Commercial Banking: Funded [$7.2] billion of committed commercial line draws in 1Q20 [~xx% of line draws converted to deposits] [Pace of line draws slowing through April 15] [Hold for color on industries color utilization note: need to discuss] Placeholder increase in deposits PPP SBA loans Working hard to get PPP funding to small businesses Commercial Banking line draws Funded $7.2 billion of committed commercial line draws in 1Q20 Usage highest in industries most impacted by COVID-19 Pace of line draws slowing through April 15 ~60% of line draws converted to deposits Over 35,000 applications received ~$4.0 billion loans registered with SBA Commercial Banking loan terms Working proactively with ~750 Commercial Bank customers seeking flexibility on loan terms and conditions ~25% of requests represent covenant waivers to allow for PPP application $s in millions $s in millions

CECL impacted by COVID-19 disruption Highlights 1Q20 provision expense of $600 million Includes CECL-related reserve build tied to COVID-19 impacts of $463 million, or $0.85 per share Allowance for credit losses of $2.2 billion breaks down as follows: Estimate assumes V-shaped recovery, with sharp decline in 2Q20 and then recovery in 2H20 CECL methodology and key variables Approximately 70% of the retail allowance aligns with student, unsecured and auto With a V-shaped recovery, provision for the balance of 2020 would broadly be tied to the amount required to fund loan growth If we have a more U-shaped or L-shaped recovery, further meaningful provisions could be required See pages 46-47 for notes and important information on Key Performance Metrics and Non-GAAP Financial Measures, as applicable, including “Underlying” results. “Underlying” results exclude the impact of notable items described on page 38.

Financials – Executive summary Prudently managing credit Nonaccrual loans of 0.61% of loans compares with 0.59% in 4Q19 and 0.63% in 1Q19 Nonaccrual loan coverage ratio of 283% reflects CECL Day-1 implementation and provision impact from COVID-19 disruption; compares with 184% in 4Q19 and 179% in 1Q19 Allowance for credit losses of 1.73% compares with 1.13% in 1Q19 and 1.09% in 4Q19 Continued progress on strategic growth and efficiency initiatives Average loan growth of 2.9% YoY and 1.8% QoQ balanced across Commercial and Consumer Average deposits up 5% YoY and stable QoQ; Period-end deposits up 8% YoY and 7% QoQ, kept pace with loan growth Deposit cost discipline continues, down 25 bp YoY; down 11 bps QoQ Consumer Banking – 3% loan growth(2) YoY, up 5% before loan sales. Funding kept pace, with 3% deposit growth YoY with DDA up 8%; record fee income results in mortgage banking Commercial Banking – Loan growth(2) of 4% YoY driven by geographic, product and client-focused expansion strategies, along with deposit growth of 12% YoY; we continue to gain market share in key product areas TOP 6 progressing well with target of ~$300 - $325 million pre-tax run-rate benefit by YE 2021 Continuing to fund major strategic initiatives; looking for new opportunities arising from the current environment Strong capital, liquidity and funding Strong capital levels with a CET1 ratio of 9.4%(3) Period-end LDR ratio of 95.5% remained relatively stable vs. 94.9% a year ago Repurchased $270 million of common shares, and including common dividends returned $438 million to shareholders, up 26% YoY Solid performance notwith-standing COVID-19 disruption Underlying net income available to common of $37 million, with EPS of $0.09(1) compares with $0.93 in 1Q19 and $0.99 4Q19 Results include COVID-19 provision expense impact of $0.85 per share; Underlying EPS of $0.94(1) before CECL COVID-19 reserve build Revenue of $1.7 billion up 4% YoY and up 1% QoQ NII stable YoY with earning asset growth of 4%; spot loan growth of 8% YoY, 7% QoQ NIM of 3.10% down 15 bps YoY; up 4 bps QoQ with interest-bearing deposit costs down 15 bps Record noninterest income up 16% YoY; up 1% QoQ Record mortgage banking and wealth fees; Good underlying performance in capital markets and FX & IRP despite COVID-19 impacts Underlying efficiency ratio of 59.1% compares with 58.7% in 1Q19 and 58.0% in 4Q19(1) Provision expense of $600 million includes $463 million CECL reserve build tied to COVID-19 impacts Underlying ROTCE of 1.1%(1) compares with 13.1% in 1Q19 and 12.5% in 4Q19; TBV/share of $32 up 8% YoY and relatively stable QoQ See pages 46-47 for notes and important information on Key Performance Metrics and Non-GAAP Financial Measures, as applicable, including “Underlying” results. “Underlying” results exclude the impact of notable items described on page 38.

Highlights 1Q20 Underlying financial summary(1) Linked quarter: Underlying net income available to common of $37 million, with EPS of $0.09. TBV/share relatively stable at $31.97 and includes $1.16 per share for OCI Provision for credit losses of $600 million reflects $463 million, or $0.85 CECL COVID-19 reserve build NII increased 1%, as the benefit of interest-earning asset growth and improved mix more than offset the impact of lower interest rates and day count Noninterest income of $497 million reflects record mortgage banking and trust and investment services fees; capital markets and FX & IRP fees reflect solid underlying performance Underlying noninterest expense increased $30 million, or 3%, largely reflecting the impact of seasonally higher payroll taxes associated with incentive compensation, along with higher revenue-based compensation tied to mortgage originations Underlying effective tax rate of 24.5% Prior-year quarter: Underlying net income available for common of $37 million, with EPS of $0.09; TBV/share up 8% NII flat, reflecting 4% growth in interest-earning assets, offset by the impact of lower rate and challenging yield curve environment Noninterest income up $69 million, or 16%, driven by record results in mortgage banking and trust and investment services fees; some COVID-19 impacts on other fee categories Underlying noninterest expense up $47 million, or 5%, reflecting investments in growth initiatives and continued expense discipline See pages 46-47 for notes and important information on Key Performance Metrics and Non-GAAP Financial Measures, as applicable, including “Underlying” results. “Underlying” results exclude the impact of notable items described on page 38. See page 3 for reported results. $s in millions

Highlights Net interest income Linked quarter: NII increased 1% Positively impacted by loan growth and lower funding costs, partially offset by lower loan yields and day count NIM of 3.10% increased 4 bps Positively impacted by improved loan spreads, reflecting wider LIBOR/OIS spreads, and mix as well as disciplined deposit pricing and mix; partially offset by compression from lower interest rates Interest bearing deposit costs were down 15 bps Prior-year quarter: NII was stable 4% growth in interest-earning assets was more than offset by lower NIM, reflecting the lower rate and challenging yield curve environment NIM of 3.10% decreased 15 bps Impact of lower interest rates Partially offset by lower funding costs and improved deposit mix as well as continued mix shift towards better-returning assets Net interest income $s in millions, except earning assets Average interest-earning assets Net interest income Net interest margin, FTE

Noninterest income Highlights Linked quarter: Noninterest income was up 1%, as record results in mortgage banking and trust and investment services were partially offset by COVID-19 impacts on service charges and fees, card fees, capital markets and FX & IRP fees Record mortgage banking fees of $159 million up $79 million, reflecting increased origination volumes and improved gain on sale margins Record trust and investment services fees of $53 million Services charges and fees and card fees were lower, reflecting impacts from seasonality as well as COVID-19 disruption Capital markets fees decreased $23 million from record 4Q19 levels, as market disruption in March resulted in a $21 million mark to market adjustment on loan/bond trading assets FX & IRP revenue of $24 million decreased $25 million from record 4Q19 levels, which includes a $15 million decrease in net credit valuation adjustment given the fall in rates Other income decreased reflecting higher credits from tax-advantaged investments and lower leasing income Prior-year quarter: Noninterest income was up 16%, as record results in mortgage banking and trust and investment services were partially offset by the impacts of COVID-19 disruption in other categories Record Mortgage banking fees up $116 million, reflecting increased origination volumes and improved gain on sale margins, as well as higher MSR hedging gains Record trust and investment services fees increased $6 million, or 13%, tied to higher managed money balances and investment sales Capital market fees decreased $11 million given market disruption in March ’20 and impact on trading asset valuation FX & IRP revenue declined by $12 million, which includes a $10 million decrease in net credit valuation adjustment Other income declined from 1Q19 levels that included gains related to asset dispositions and efficiency initiatives $s in millions See pages 46-47 for notes and important information on Key Performance Metrics and Non-GAAP Financial Measures, as applicable, including “Underlying” results. “Underlying” results exclude the impact of notable items described on page 38. Noninterest income

$s in millions Noninterest expense Highlights Linked quarter: Underlying noninterest expense increased $30 million, or 3%, largely reflecting seasonality and higher revenue-based compensation Underlying salaries and employee benefits increased $43 million, or 9%, reflecting seasonally higher payroll taxes, 401k matching and stock-based compensation costs, as well as higher revenue-based compensation tied to mortgage originations FTEs decreased 1% Underlying equipment and software expense up $2 million, or 2%, driven by increased technology spend Underlying outside services decreased $5 million, or 4%, reflecting the impact of seasonality Other operating expense declined $10 million driven by lower credit collection costs, pension expense and continued expense discipline Prior-year quarter: Underlying noninterest expense up $47 million, or 5%, reflecting the impact of ongoing investments in growth initiatives, partially offset by continued expense discipline Underlying salaries and benefits up $31 million, or 6%, given the impact of annual merit increases and higher revenue-based compensation tied to mortgage originations Underlying equipment and software expense up $7 million, or 6%, driven by increased technology spend Underlying outside services expense up $11 million, or 10%, reflecting investments in growth initiatives Underlying occupancy decreased $3 million, or 4%, reflecting expense discipline and the benefit of TOP efficiency initiatives See pages 46-47 for notes and important information on Key Performance Metrics and Non-GAAP Financial Measures, as applicable, including “Underlying” results. “Underlying” results exclude the impact of notable items described on page 38. See page 39 for noninterest expense reported results detail and page 3 for efficiency ratio reported results. Underlying efficiency ratio(1)

Average loans and leases Highlights YoY loan growth á 3% á 3% á 4% Total core Total core retail Total core commercial Total core commercial loans and leases Total core retail loans (2) Linked quarter: Core loans and leases increase of $2.3 billion, or 2%, reflects the impact of higher commercial line draws Up 3% before the impact of loan sales activity tied to our Balance Sheet Optimization initiatives Core commercial loans increased $1.9 billion, or 3%, reflecting impact of higher line draws, as well as strength in CRE Core retail loans up $349 million, or 1%, with growth in education and other retail, offset by lower home equity and the impact of mortgage loan sales Period-end loan growth of $8.4 billion, or 7%, driven by a 15% increase in commercial, reflecting the impact of higher line draws Total core loan yields down 7 bps given lower rates Prior-year quarter: Core loans and leases up $3.9 billion, or 3% reflecting the impact of higher commercial line draws Core commercial up $2.1 billion, or 4%, reflecting the impact of higher line draws, as well as strength in C&I and commercial real estate Core retail loans up $1.8 billion, or 3%, reflecting growth in education and other retail, partially offset by lower home equity and the impact of mortgage loan sales Period-end loan growth of $9.9 billion, or 8%, with 14% growth in commercial, driven by higher line draws, and 3% growth in retail Total core loan yields decreased 44 bps given the impact of lower rates See pages 46-47 for notes and important information on Key Performance Metrics and Non-GAAP Financial Measures, as applicable, including “Underlying” results. “Underlying” results exclude the impact of notable items described on page 38. $s in billions

Linked quarter: Total deposits up $978 million, or 1% Growth in checking with interest, money market and savings largely offset by lower term and demand deposits Citizens Access® raised $6.1 billion through quarter end Period-end deposit growth of $8.2 billion, or 7%, kept pace with loan growth Total deposit costs down 11 bps, reflecting proactive pricing discipline; interest-bearing deposits down 15 bps Total cost of funds down 12 bps, reflecting a shift in funding mix towards deposits from borrowings, proactive pricing discipline and the benefit of lower rates Prior-year quarter: Total deposits up $6.2 billion, or 5% Growth in money market accounts, savings, checking with interest and demand deposits, partially offset by lower term deposits Total deposit costs decreased 25 bps, reflecting the impact of lower rates and pricing discipline Period-end deposit growth of $9.6 billion, or 8%, kept pace with loan growth Total cost of funds decreased 32 bps, given improved funding mix from deposit growth Average funding and cost of funds Highlights $s in billions Average interest-bearing liabilities and DDA Long-term borrowed funds ST borrowed funds Term deposits Checking with interest DDA Money market & savings

Citizens continues to assess the impact of the COVID-19 pandemic and has instituted a variety of measures to identify and monitor areas of potential risk, including direct outreach to commercial clients and close monitoring of retail credit metrics Nonaccrual loans to total loans ratio of 0.61% compares with 0.59% in 4Q19 and 0.63% in 1Q19 Nonaccrual loans of $780 million increased $77 million, or 11%, QoQ, reflecting a $69 million increase in commercial and an $8 million increase in retail; Nonaccrual loans increased $36 million, or 5% YoY Net charge-offs increased $15 million QoQ, given a $17 million increase in commercial, partially offset by a $2 million decrease in retail Allowance for credit losses of $2.2 billion includes a $451 million increase recorded upon the January 1, 2020 adoption of CECL and a $463 million reserve build associated with COVID-19 impacts. Compares with $1.3 billion in 4Q19 and $1.3 billion in 1Q19 Allowance for credit losses of 1.73% compares with 1.09% in 4Q19 and 1.13% in 1Q19 Allowance to nonaccrual loans coverage ratio of 283% compares with 184% in 4Q19 and 179% in 1Q19 Provision for credit losses of $600 million includes $463 million reserve build associated with COVID-19 impacts and compares with $110 million in 4Q19 and $85 million 1Q19 Credit quality(1) $s in millions (2) Nonaccrual loans Allowance for credit losses Highlights Provision for credit losses, net charge-offs Provision for credit losses Total net c/os Net c/o ratio See pages 46-47 for notes and important information on Key Performance Metrics and Non-GAAP Financial Measures, as applicable, including “Underlying” results. “Underlying” results exclude the impact of notable items described on page 38.

We have been highly disciplined on credit, with prudent risk appetite

$s in billions

Super prime/prime-focused, core retail portfolio; refreshed FICOs improved YoY[1,2]



$59.1
$60.9
<640
640-679
680-739
740-799
800+
6%
6%
18%
32%
38%
6%
5%
19%
33%
37%
1Q19
1Q20

- Weighted-average FICO score of ~760
- ~70% collateralized
- ~80% of real estate portfolio is 1st lien
- Core mortgage - FICO ~785; CLTV of ~60%
- Core home equity - FICO ~765
  - 51% 1st lien, CLTV of ~55%

Granular/diverse core commercial portfolio; bond equivalent risk-ratings improved YoY[1,3]



$56.9
$65.6
B- and lower
B+ to B
BB+ to BB-
AAA+ to BBB-
3%
15%
25%
57%
3%
15%
24%
58%
1Q19
1Q20

- Highly granular and diversified portfolio in terms of geography, industry and asset class
- Continue to gain share in mid-corporate segment with generally higher ratings
- Underweight CRE ~3 points vs. peers

See pages 46-47 for notes and important information on Key Performance Metrics and Non-GAAP Financial Measures, as applicable, including "Underlying" results. "Underlying" results exclude the impact of notable items described on page 38.

Citizens Financial Group, Inc.
15

DFAST company-run stress results compare favorably to peers Bank Holding Company-run severely adverse credit loss rate historically in-line or better than peer average; 2019 loss rate of 4.1% improved 50 bps relative to 2018(1) Company-run severely adverse stress loss rates 2014-2019 See pages 46-47 for notes and important information on Key Performance Metrics and Non-GAAP Financial Measures, as applicable, including “Underlying” results. “Underlying” results exclude the impact of notable items described on page 38.

Commercial credit – diversified portfolio with prudent credit discipline Overall Highly granular and diversified portfolio in terms of geography, industry and asset class Experienced leadership team focused on portfolios most heavily impacted by COVID-19 and low energy prices Robust client-level cash flow analysis performed on each segment to inform underlying strategies Industries of Market Concern (Boxed) ~11% of Total CFG Potential risk mitigants include: CRE Retail and Hospitality is well diversified geographically with some markets expected to perform better than others over time ~75% of Food Services in fast/fast casual concepts – likely better positioned to manage social distancing via take out and drive-through ~60% of Retail Trade is lower risk gas stations, convenience stores and other essential services expected to recover more quickly ~63% of Energy & Related in less-price sensitive sectors Significant client hedges in place for more price sensitive areas, ~78% of price risk is hedged through YE20, with ~58% through YE21 ~50% of Arts, Entertainment & Recreation Sports to sports teams and stadiums Low historic loss rates given contractual revenues from cable broadcasters Discussed w/S&C they suggest this is the version $s in billions Placeholder for bullets – adding additional color on risk mitigation Highlights All other states(1) MA NY PA CA TX IL FL OH CT NJ MD GA MI VA See pages 46-47 for notes and important information on Key Performance Metrics and Non-GAAP Financial Measures, as applicable, including “Underlying” results. “Underlying” results exclude the impact of notable items described on page 38. Please review slides – 28-37 for additional details on these portfolios

Retail credit - diversified portfolio with prudent credit discipline Home Equity Indirect Auto Residential Mortgage Education Refi Credit Cards Other Non-Core Education InSchool $X.X billion 1Q20 retail portfolio(1) Highlights ~70% of the retail portfolio is secured Mortgage average LTV of 62% with less than 3% of portfolio with refreshed FICO score <650 50% of the HELOC portfolio is secured by 1st lien ~75% of HELOC has LTV <70; ~95% LTV < 80 Took proactive action in 2017 to limit national auto footprint to larger multi-dealers by reducing states and eliminating small dealerships Limited exposure to higher-risk, longer- duration loans Education refinance portfolio borrowers at origination have been employed ~6 years on average with: ~30% co-sign ~55% have advanced degrees Education InSchool ~90% co-sign Vast majority of merchant partnership subject to loss sharing arrangements See pages 46-47 for notes and important information on Key Performance Metrics and Non-GAAP Financial Measures, as applicable, including “Underlying” results. “Underlying” results exclude the impact of notable items described on page 38. $s in billions IR Note: Need to add footnote to merchant partnership FICO exclusion. Need to do math on HELOC & Mortgage.

Capital levels remain at the higher end of the range for regional peers 1Q20 CET1 ratio of 9.4%(3) decreased 61 bps from 4Q19 Net income: 2 bp increase RWA growth, including higher commercial line of credit utilization : 41 bp decrease Common share repurchase: 19 bp decrease Dividends and other: 3 bp decrease CECL reserves of $914 million Day-1 plus 1Q20 reserve build provide additional loss-absorbing capital LDR of 95.5% compares with 95.0% in 4Q19 1Q20 saw continued strong capital return Repurchased 7.5 million shares of common stock at a weighted-average price of $35.77 Total capital returned to shareholders, including common dividends was $438 million In March, announced cessation of share repurchases through June 2020; today extending that through year-end in order to have ample capital to make further loans Expect to remain well-capitalized and able to maintain dividend even in more severe scenarios Capital and liquidity remain strong Highlights Capital Ratio trend Loan-to-deposit ratio(2) See pages 46-47 for notes and important information on Key Performance Metrics and Non-GAAP Financial Measures, as applicable, including “Underlying” results. “Underlying” results exclude the impact of notable items described on page 38.

1Q20 YoY Strategic initiatives update

Category	Segment	Initiative	Update
Fee growth	Consumer	Enhance mortgage platform	Record mortgage banking fees; originations up 105% and gain on sale margins improved 108 bps
Fee growth	Consumer	Expand wealth	Record trust and investment services fees; Managed money revenue up 37%; Households up 5%
Fee growth	Commercial	Expand Capital & Global Markets capabilities	Increased loan syndication lead-left positions by 15%[1] Capital markets fees and FX & IRP reflect good business performance in Jan/Feb, with March impacted by COVID-19 disruption; M&A fees up 36%
Fee growth	Commercial	Build out Treasury Solutions	Continued investment in digital and payments offerings and infrastructure; Treasury Solutions fees up 6%
Foundational initiatives TOP 6 and BSO		Transformational TOP 6 program on track - targeting ~$300-$325 million in pre-tax run-rate benefit by year-end 2021; some 2Q20 saves will be deferred until later in the year, to be offset by other expense actions	
Foundational initiatives TOP 6 and BSO		Improve portfolio mix and reposition certain portfolios	Core education, personal unsecured and merchant financing up 22% $1.6 billion of lower-return mortgages sold 1Q20 Continue to recycle capital toward better-return commercial relationships Leasing down 11%
Foundational initiatives TOP 6 and BSO		Optimize deposit mix	Proactive IBD pricing, down 15 bps QoQ; Strong DDA performance, with average Consumer DDA balances up 8% YoY
Strategic revenue initiatives		Expand CitizensAccess®	Potentially accelerate given increased importance of digital channels as a result COVID crisis
Strategic revenue initiatives		Reinvent the payment experience at point of sale	Continued momentum with merchant partners, focusing on new, strategic verticals Building prototype of customer-led POS value proposition
Strategic revenue initiatives		Integrate digital offerings for small business customers	Committed to initiative; temporarily paused to focus on serving small business customers through the COVID crisis, including the SBA PPP

Strategic & business highlights

Group

- Announced $5 million commitment to communities impacted by COVID-19, particular emphasis on small businesses and non-profit partners
- Scored 100% on the Human Rights Campaign's 2020 Corporate Equality Index
- Ranked in top third of Forbes 500 list of Best Employers for Diversity for 2020

Consumer

- Mobile app beta testing successful; full launch in 2Q/3Q 2020
- Continuing network transformation - opened 4th Wealth Center, Pittsburgh

Commercial

- Continued top-10 overall middle market lead/joint lead bookrunner[2], by volume and number of transactions
- Named top treasury and cash management middle market provider for third year in a row by Global Finance Magazine
- Acquired Trinity Capital, further accelerating buildout of financial advisory capabilities

See pages 46-47 for notes and important information on Key Performance Metrics and Non-GAAP Financial Measures, as applicable, including "Underlying" results. "Underlying" results exclude the impact of notable items described on page 38.

Citizens Financial Group, Inc.™ 20

FY2020 outlook vs. FY2019 See pages 46-47 for notes and important information on Key Performance Metrics and Non-GAAP Financial Measures, as applicable, including “Underlying” results. “Underlying” results exclude the impact of notable items described on page 38. Net interest income Up modestly vs. FY19 including the benefit of PPP program Expect strong loan growth to offset meaningful decrease in NIM due to rates Noninterest income Broadly stable with FY19, as strength in mortgage is expected to be offset by COVID-19 weakness in other categories Depends upon pace and magnitude of the recovery expected in 2H20 Noninterest expense Up modestly vs. FY19 given expenses related to incremental mortgage fee revenue and impacts from COVID-19 Provision expense Greatest potential for variability; will depend on depth of recession and pace of recovery Loans/Deposits Expect strong loan growth given current higher line draws in commercial, government programs like PPP and increased demand in education and merchant financing Project strong increase in commercial and retail deposits; in general, heightened liquidity given zero interest rate policy and Fed initiatives Capital Capital ratios projected to strengthen in V-shaped scenario as net income and the suspension of buybacks in 2020 more than offset the increase in RWAs Expect capital ratios to remain strong and above required minimums even in more severe scenarios Liquidity & Funding Projected to remain strong and stable We no longer affirm FY2020 guidance given COVID-19 We offer commentary on factors influencing FY2020 outlook for key categories If pandemic-related impacts are deeper or more sustained, or government relief is not as impactful, results could vary meaningfully

2Q20 outlook vs. 1Q20 See pages 46-47 for notes and important information on Key Performance Metrics and Non-GAAP Financial Measures, as applicable, including “Underlying” results. “Underlying” results exclude the impact of notable items described on page 38. We offer commentary on factors influencing key categories

Key messages Citizens is delivering well for all stakeholders through challenging times Underlying financial results were solid before the CECL reserve build Good diversification of business model delivered strong PPNR performance Excellent performance on loans, deposits, hedging, liquidity, funding and capital Seeking to come out of crisis with positive momentum Focused our efforts on helping our Consumer and Commercial customers ~70K retail customers assisted through loan forbearance ~2.4K small business customers assisted through loan forbearance Funded $7.2 billion of committed commercial line draws in 1Q20; working with ~750 Commercial Bank customers seeking flexibility on loan terms and conditions Took actions to protect our colleagues, who performed well in trying circumstances Expanded time-off policies to help manage pandemic disruptions Additional pay for certain colleagues unable to operate remotely Have made resources available to benefit the communities we serve $5 million commitment for community support with emphasis on small businesses and non-profit partners Strong leadership team with proven execution track record is rising to the occasion See pages 46-47 for notes and important information on Key Performance Metrics and Non-GAAP Financial Measures, as applicable, including “Underlying” results. “Underlying” results exclude the impact of notable items described on page 38.

Appendix

Underlying results pre and post CECL reserve build(1) See pages 46-47 for notes and important information on Key Performance Metrics and Non-GAAP Financial Measures, as applicable, including “Underlying” results. “Underlying” results exclude the impact of notable items described on page 38. See page 3 for reported results. $s in millions 1Q20 Income Statement and EPS

Allocation of Allowance by Product Type

Analysis of selected loan portfolios page CRE: Retail & Hospitality 28 Accommodation & Food Services 29 Retail Trade 30 Energy & Related 31 Arts, Entertainment & Recreation 32 Core mortgage portfolio overview 33 Core home equity portfolio 34 Auto 35 Education 36 Unsecured 37

CRE: Retail & Hospitality Portfolio focused on larger, well-capitalized institutional and upper middle market sponsors and owners well known to us Focus on regions with strong growth with an eye to geographic diversity 78% of the CRE portfolio is project-secured, 60% represented by income-producing projects Most of the CRE portfolio is performing well although Retail & Hospitality are under heightened portfolio management given COVID-19 closures by Property Type Office Multi-family Industrial Land Retail Non-CRE Collateral Highlights Hospitality Other CRE collateral Healthcare Unsecured Indirect retail outstandings are real estate loans where the underlying tenants under the borrower are retailers 48% with an equivalent risk rating of BB or higher ~90% of investor CRE retail loans are income-producing 94% of investor CRE retail portfolio is secured by multi-tenant centers (diverse income streams, variety of tenants and lower impact of a single store closure) 61% are mix of neighborhood retail centers & power centers (“big box” & smaller retailer mix) Highlights Remain underweight CRE vs. peers by [~3] points; [12%] of total loans vs. [16.5%] for peers [80%] of the CRE portfolio is project-secured [~60%] represented by income-producing projects [~15%] REITs, with a particular focus on mid-caps Need to get average hold size; and rework geographic splits this Need to get average hold size; and rework geographic splits this Update for 1Q 1Q20 $X.X billion Commercial Real Estate Line of Business(1) See pages 46-47 for notes and important information on Key Performance Metrics and Non-GAAP Financial Measures, as applicable, including “Underlying” results. “Underlying” results exclude the impact of notable items described on page 38. IR Note: Need to turn pies into tables and move to left; highlights on right. What we are monitoring Monitoring project-specific net operating income, as well as market trends in delinquency, vacancy and absorption rates Reviewing individual property status; working closely with borrowers $s in millions Discussed w/MG – think we should keep info on entire portfolio because investors are used to seeing the entire CRE slide in our deck and may suspect or wonder why we didn’t include. Overall CRE portfolio Retail & Hospitality CRE Retail & Hospitality is well diversified geographically with some markets expected to perform better than others $2.5 billion Retail & Hospitality by state All other states(1) CA TX NY FL PA NC TN NH MA MN IL OH VA MO GA AZ NJ Property type 1Q20 % of portfolio Office $5,175.7750875241691 38.495662613406338 % Multi-Family 2,412.1793086168755 17.940972947488298 Retail - Other 1,312 9.7582117643656723 Retail - REIT 787 5.853439526338251 Industrial 1,010.4934333265873 7.5157080098336602 Healthcare 782.97341145848338 5.8234911241461109 Hospitality 423.53802712401546 3.1501324382147833 CRE other 1,541.1271031133458 11.462381576206889 Total $13,445.86371163476 100.00000000000001% 13445.140784489997 Check point -5.4413326521171257E-2 Geography 1Q20 % of portfolio Out of Footprint $7,846.99097640952 58.363261936639219 % Mid-Atlantic 2,980.9655546619601 22.171412457828644 New England 1,315.50240408895 9.7842614600854549 Midwest 1,301.68184932957 9.6814688533453328 Total $13,445.14078449 100.00040470789865 % Check point 0 Facility type 1Q20 % of portfolio Income Producing $8,016.5779837399996 59.624592675980573 % REIT 2,347.1176581700001 17.457066420964104 Construction 2,338.8840976500001 17.395827985652456 Other 324.12572670999998 2.4107374081669928 Unsecured 292.15289636 2.1729343218396777 Land 126.28242186 0.93924589529484814 Total $13,445.140784489999 96.888224490764131 % Check point $0

In 1Q18 did a deep dive on the restaurant portfolio and repositioned the business model in response to sector concerns ~74% of food services is fast food and fast casual; ~42% McDonald’s franchisee Better positioned to manage social distancing through take out and drive-through capabilities Franchisees benefit from strong franchisor support with concessions and deferrals of base rents, royalties and suspended cap-ex requirements Expect casual dining to be under the most pressure Accommodation clients are experiencing significant disruption due to COVID-19 Accommodation & Food Services Highlights $s in millions IR Note: need to change state pie to NAISC code. Need to add loans outstanding. Need to make pies same size. Need to add footnotes. See pages 46-47 for notes and important information on Key Performance Metrics and Non-GAAP Financial Measures, as applicable, including “Underlying” results. “Underlying” results exclude the impact of notable items described on page 38. Total loans outstanding(2) Accommodations & Food Services All other loans What we are monitoring Working with Accommodation and Food Service clients to provide relief in the form of deferrals and forbearance, as necessary Expect many of the borrowers in this portfolio could benefit from government relief programs Have produced client-level cash flow analysis to assess liquidity needs based upon unique sector challenges - will continue to update as the crisis progresses Majority of Accommodation clients entered the crisis with significant liquidity All other states(1) CA TX NY FL PA CO CT NC IL NJ MD RI MA WA $4.5 billion Accommodation & Food Services by state NV

Retail Trade Highlights *All Other includes: Furniture and Home Furnishing, Electronics and Appliance and Miscellaneous ~60% tied to lower risk essential retail services not materially impacted by COVID-19 pandemic ~25% asset-based lending with an average loan balance ~$25 million (2) Need to get average hold size; and rework geographic splits this Update for 1Q Need to simplify graphic to the right too complicated to understand quickly also, not sure about the differentiation in how grocery anchored will perform vs. mall department store vs. all other multi-tenant retail Working with CRE team to refine. 1Q20 $X.X billion direct retail portfolio(1) See pages 46-47 for notes and important information on Key Performance Metrics and Non-GAAP Financial Measures, as applicable, including “Underlying” results. “Underlying” results exclude the impact of notable items described on page 38. IR Note: Need to turn pie into table and move to left; highlights on right What we are monitoring Total portfolio of 43 accounts and $2.2B of TCL (may not all be in the Retail NAICS used by IR) Breakdown by sector as follows: Grocery Stores (20%), Specialty (bookstores, musical instruments) (28%), Drug Stores (2%), Apparel (25%), General Merchandise & Dept Stores (25%) Risk today is that the traditional liquidation model will not work during this period, but expectation is that stores will re-open gradually Going into the crisis, ABL retail clients had a fair amount of liquidity. Companies have furloughed employees and not paid rents to preserve liquidity since. Expectation that this will get them through May Grocery Store comps up 30-50% since the lockdown. Other essentials (e.g., hardware stores, drugstores) also doing okay E-commerce is up 50-100% over the same period last year so for retailers that have it, it is helping to soften the blow Closely watching inventory for those in ABL; believe they have significant liquidity through 2Q20 Potential to receive support through government programs $s in millions $3.1 billion retail trade portfolio by state MA PA All other(1) NY TN CA GA MI NJ TX OH IL AR CT

Energy & Related

$s in millions

Energy & Related Sector	Total O/S	% Utilized	% of portfolio
Less price-sensitive - Oil & Gas[1]	$ 1,275	66 %	42 %
Less price-sensitive - Energy other[2]	632	58	21
Less price-sensitive total energy & related	$ 1,907	63 %	63 %
Upstream	119	60	4
Oilfield services	82	95	3
Reserve-based lending (RBL)	910	60	30
More price-sensitive total	$ 1,111	62 %	37 %
Total energy & related	$ 3,018	63 %	100 %

Highlights

- Well-diversified portfolio with ~145 clients
- More price sensitive portfolio is 37% of the total and 34% excluding corporate aircraft leases
- Price sensitive RBL clients hedge their production
  - ~78% of well production hedged through YE2020; 58% hedged through YE2021
  - ~55% is weighted to natural gas
  - Of the remaining 45% of RBL ~1/2 of portfolio is weighted to the stronger Permian, Bakken, Marcellus and Eagle Rock basins
- Includes ~$240 million of corporate aircraft leases arising from Asset Finance

Energy & Related portfolio by Investment grade-equivalent risk rating[3]

65% investment grade


B- and lower
3%
AAA to BBB-
65%
B+ to B
19%
BB+ to BB-
13%

Energy & Related portfolio by Sub-sector[3]

~$1.1 billion more sensitive to declining oil prices


Oil Field Services
3%
Upstream, Non-RBL
4%
Midstream
25%
Integrated
4%
Downstream
12%
RBL
30%
Energy other(2)
21%
Other Oil & Gas
2%

What we are monitoring

- Conducted extensive client-level analysis in response to commodity price volatility to identify vulnerabilities
- Using client-level cash flow analysis to anticipate potential liquidity needs considering sector challenges
- Monitoring midstream clients for curtailment in volumes and possible counterparty exposures

See pages 46-47 for notes and important information on Key Performance Metrics and Non-GAAP Financial Measures, as applicable, including "Underlying" results. "Underlying" results exclude the impact of notable items described on page 38.

Citizens Financial Group, Inc.

31

What we are monitoring Arts, Entertainment & Recreation ~50% to sports teams and stadiums Low historic loss rates given contractual revenue streams from cable broadcasters and structural protection Other represents a broadly diverse set of industries with no more than 20% concentration in any one segment Highlights $s in millions $1.7 billion arts, entertainment & recreation portfolio by state See pages 46-47 for notes and important information on Key Performance Metrics and Non-GAAP Financial Measures, as applicable, including “Underlying” results. “Underlying” results exclude the impact of notable items described on page 38. MA PA All other(1) NY MO CA WA FL NV IR Note: Need to add footnotes Working with Arts, Entertainment & Recreation clients to provide relief in the form of deferrals and forbearance as necessary Using client-level cash flow analysis to assess liquidity needs based upon unique sector challenges - will continue to update as the crisis progresses Majority of Amusement, gambling and recreation clients have significant liquidity TX Arts, Entertainment & Recreation 1Q20 % of portfolio Performing arts, spectator sports, and related industries $871.21910240000022 50.508031788507047 % Other arts, entertainment and recreation 853.69289981000009 49.49196821149296 Total $1,724.9120022100003 100%

Core mortgage portfolio overview Highlights Jumbo mortgages originated primarily within the Bank’s lending footprint Weighted-average refreshed FICO score of ~785 and CLTV of ~60% Risk mitigants: Greater use of mortgage insurance at higher LTV's Enhanced policies to reduce refi cash-out volume Strong portfolio LTV will keep mortgage high on consumer payment hierarchy 1Q20 $18.6 billion core mortgage portfolio Origination detail(2) $s in billions $s in billions 2016 2017 2018 2019 1Q20 Period-end loans $14.9 $16.9 $18.9 $19.0 $18.6 Average loans $13.8 $15.9 $17.8 $19.2 $18.8 NPL % 0.88% 0.70% 0.69% 0.47% 0.52% NCO % 0.08% 0.04% 0.02% 0.00% 0.01% See pages 46-47 for notes and important information on Key Performance Metrics and Non-GAAP Financial Measures, as applicable, including “Underlying” results. “Underlying” results exclude the impact of notable items described on page 38. Strong forbearance volume due to being the highest monthly payment in household Despite low rate environment, macro economic factors have lessened application volume by Refreshed CLTV(1) by Refreshed FICO(1) 90-100% 80-89% <70% < 600 600-649 700-749 > 800 650-699 750-799 2% 1% What we are monitoring 70-79%

Core home equity portfolio[1]

Highlights

- 50% of the HELOC portfolio is secured by 1st lien
- Weighted-average FICO of ~765
- 93% of the HELOC portfolio has an LTV of less than 80%

Risk mitigants:

- Increased FICO floors on originations
- Increasing frequency and depth of bureau variables for line freeze triggers
- Tracking HPI forecasts and will lower CLTV caps if needed

What we are monitoring

- Monitoring draw volume; utilization currently steady in the low 40% range. Will be key watch item as unemployment continues
- Despite low rate environment, macroeconomic factors have lessened application volume

$s in billions	2016	2017	2018	2019	1Q20
Period-end loans	$15.9	$14.9	$13.7	$12.8	$12.6
Average loans	$16.5	$15.2	$14.2	$13.2	$12.7
NPL %	2.13%	2.04%	2.03%	1.72%	1.72%
NCO %	0.15%	0.13%	0.04%	0.00%	0.01%

1Q20 $11.9 billion HELOC

by Lien position[2]



1st
50%
50%
2nd

by Refreshed FICO[2]



< 600
3%
600-649
4%
650-699
9%
≥ 800
38%
19%
700-749
27%
750-799

WA FICO ~765

by Refreshed LTV[2,3]

93% with LTV <80%



80-89%
7%
70-79%
20%
73%
<70%

1Q20 $731 million HELOAN

by Lien position[2]



2nd
40%
60%
1st

by Refreshed FICO[2]



< 600
8%
600-649
8%
≥ 800
36%
12%
650-699
17%
700-749
19%
750-799

WA FICO ~750

by Refreshed LTV[2,3]

96% with LTV <80%



80-89%
90-100%
71-79%
7%
3%
1%
89%
<70%

See pages 46-47 for notes and important information on Key Performance Metrics and Non-GAAP Financial Measures, as applicable, including "Underlying" results. "Underlying" results exclude the impact of notable items described on page 38.

Citizens Financial Group, Inc.

34

Auto

Highlights[1]

- Auto finance portfolio - purchase only, no leasing, weighted-average FICO score of ~725
- ~74% of the portfolio has a FICO score equal to or greater than 680, ~50% ≤ 72 months and ~55% are new car loans
- 76- to 84-month term originations have a weighted-average FICO score of ~770

Risk mitigants:

- Approval rate has dropped from mid 40% to mid 30% due to credit policy tightening
- Going forward for originations, raised FICO floor, lowered LTV, and lowered DTI; particularly for 84-month loan applicants

What we are monitoring

- Application volume down due to less traffic in dealerships
- Repossessions suspended indefinitely due to auction houses significantly reducing operations

1Q20 $12.2 billion auto portfolio

by Refreshed FICO score (1,2)


% new-car ~55%
< 620
10%
620-679
16%
680-739
26%
740-799
28%
≥ 800
20%

by Term (2)

(months)


≤ 48
2%
49-60
11%
61-66
3%
67-72
35%
73-75
24%
76-84
25%

$s in billions	2016	2017	2018	2019	1Q20
Period-end loans	$13.9	$13.2	$12.1	$12.1	$12.2
Average loans	$14.0	$13.5	$12.6	$12.0	$12.2
NPL %	0.36%	0.53%	0.67%	0.55%	0.56%
NCO %	0.68%	0.80%	0.73%	0.71%	0.88%

See pages 46-47 for notes and important information on Key Performance Metrics and Non-GAAP Financial Measures, as applicable, including "Underlying" results. "Underlying" results exclude the impact of notable items described on page 38.

Citizens Financial Group, Inc.
35

Education

1Q20 $10.7 billion core education finance portfolio

$s in billions	2016	2017	2018	2019	1Q20
Period-end loans	$6.3	$7.9	$8.7	$10.2	$10.7
Average loans	$5.3	$7.3	$8.3	$9.2	$10.4
NPL %	0.25%	0.24%	0.26%	0.14%	0.16%
NCO %	0.40%	0.41%	0.46%	0.51%	0.51%

1Q20 $7.3 billion education refinance portfolio

$s in billions	2016	2017	2018	2019	1Q20
Period-end loans	$4.1	$5.4	$5.8	$7.0	$7.3
Average loans	$3.1	$4.9	$5.6	$6.2	$7.0
Average FICO	777	780	783	782	780
NPL %	0.04%	0.09%	0.13%	0.12%	0.10%
NCO %	0.14%	0.28%	0.34%	0.39%	0.45%
Co-sign %	27%	28%	30%	32%	33%

InSchool by Refreshed FICO (1)



≥ 800
40%
< 620
2%
620-679
6%
680-739
19%
33%
740-799

Education Refinance by Refreshed FICO (1)



< 620
620-679
1%
2%
680-739
17%
≥ 800
38%
43%
740-799

Highlights

Core Education

- Core education finance portfolio weighted-average FICO score of ~780 and co-sign rate of ~50%
- $3.0 billion InSchool portfolio - FICO ~775
  - Underwriting includes use of custom scoring and risk-based income verification
  - 95% co- sign

Education Refinance

- Education refinance portfolio borrowers at origination have been employed ~6 years on average with:
  - ~55% having advanced degrees
  - Total organic refinance portfolio of $5.1 billion with weighted-average FICO of ~780
  - SoFi purchased portfolio balance of $2.2 billion with weighted-average FICO of ~780

Risk mitigants:

- Slight increases to FICO floor and enhanced verification of income and verification of employment policy for originations

What we are monitoring

- Delinquency trend is holding, likely due to high forbearance volume
- Due to the low rate environment, increased consumer concern regarding debt, and greater awareness of student lending, ERL application volume has increased by ~30%

See pages 46-47 for notes and important information on Key Performance Metrics and Non-GAAP Financial Measures, as applicable, including "Underlying" results. "Underlying" results exclude the impact of notable items described on page 38.

Citizens Financial Group, Inc.™ 36

Risk mitigants: Prudent tightening of PERL credit policy Significantly restricted non-branch originations Raised FICO, lowered DTI, lowered loan limits and further enhanced employment and income verification Measured approach to growth & loan limits Continue to improve our analytical suite of tools; focus on tightening higher-risk areas and enhancing pricing segmentation Merchant portfolios designed to achieve credit card-like returns on a risk adjusted basis; vast majority subject to loss sharing arrangements Unsecured Highlights 1Q20 $4.3 billion consumer unsecured portfolio $s in billions 1Q20 merchant partnership portfolio by refreshed FICO score 1Q20 consumer unsecured installment by refreshed FICO score WA FICO ~760 (1)(2) WA FICO ~750 620-679 680-739 > 800 < 620 740-799 620-679 680-739 > 800 < 620 740-799 $s in billions 1Q19 2Q19 3Q19 4Q19 1Q20 Period-end loans $3.2 $3.3 $3.7 $4.3 $4.3 Average loans $3.2 $3.3 $3.4 $3.9 $4.3 NPL % 0.19% 0.24% 0.25% 0.24% 0.22% NCO % 2.22% 2.34% 2.10% 2.25% 2.27% Launched merchant-partnership financing in 3Q15 Developing strategic partnerships designed around high-quality merchant partnership offerings Partnerships structured to achieve card-like risk-adjusted returns Announced Microsoft/Amazon partnership Launched unsecured-installment product focused on super-prime and high-prime borrowers in 2016 Average term ~5 years with weighted-average FICO of ~760 NCO trends reflect expected seasoning See pages 46-47 for notes and important information on Key Performance Metrics and Non-GAAP Financial Measures, as applicable, including “Underlying” results. “Underlying” results exclude the impact of notable items described on page 38. What we are monitoring Merchant credit quality steady; reflects relatively low payment amount and automated payment via credit card (2)

Notable Items(1) First quarter 2020 and fourth quarter 2019 results reflect notable items primarily related to TOP 6 transformational and revenue and efficiency initiatives. First quarter 2020 and 2019 results also reflect notable items related to integration costs primarily tied to the August 1, 2018 Franklin American Mortgage Company ("FAMC") acquisition. Fourth quarter 2019 results also include a tax benefit largely tied to legacy tax matters. These notable items have been excluded from reported results to better reflect Underlying operating results. Total estimated after-tax FAMC integration costs are expected to be in the $40-$45 million range, with the integration substantially complete by second quarter 2020. Cumulative after-tax integration costs related to FAMC totaled $32 million through the end of first quarter 2020. See pages 46-47 for notes and important information on Key Performance Metrics and Non-GAAP Financial Measures, as applicable, including “Underlying” results. “Underlying” results exclude the impact of notable items described above.

GAAP noninterest income and noninterest expense summary $s in millions

Key performance metrics, Non-GAAP financial measures and reconciliations $s in millions, except share, per share and ratio data

Key performance metrics, Non-GAAP financial measures and reconciliations $s in millions, except share, per share and ratio data

Key performance metrics, Non-GAAP financial measures and reconciliations $s in millions, except share, per share and ratio data

Key performance metrics, Non-GAAP financial measures and reconciliations $s in millions, except share, per share and ratio data

$s in millions, except share, per share and ratio data Key performance metrics, Non-GAAP financial measures and reconciliations

Key performance metrics, Non-GAAP financial measures and reconciliations – Underlying excluding the impact of COVID-19 on provision for credit losses $s in millions, except share, per share and ratio data

Notes

Notes on Key Performance Metrics and Non-GAAP Financial Measures

See important information on Key Performance Metrics and Non-GAAP Financial Measures, as applicable, at the beginning and end of this presentation for an explanation of our use of these metrics and non-GAAP financial measures and their reconciliations to GAAP financial measures. "Underlying" or "Adjusted" results exclude the impact of notable items. Where there is a reference to Underlying results in a paragraph or table, all measures that follow these references are on the same basis, when applicable. References to "Underlying results before the impact of Acquisitions" exclude the impact acquisitions that occurred after second quarter 2018 and notable items, as applicable.

1Q20 after-tax notable items include the $4 million, respectively, after-tax impact of notable items primarily tied to the integration of FAMC. 4Q19 results also include a $24 million tax benefit largely tied to legacy tax matters. 4Q18 after-tax notable items include the $29 million impact of a further benefit resulting from December 2017 Tax Legislation, partially offset by other notable items primarily associated with our TOP 5 efficiency initiatives, as well as the $12 million after-tax impact of other notable items associated with the FAMC integration. 3Q18 reported results reflect the $7 million after-tax impact of notable items associated with the FAMC integration.

General Notes

a) References to net interest margin are on a fully taxable equivalent ("FTE") basis. In 1Q19, Citizens changed its quarterly presentation of net interest income and net interest margin (NIM). Consistent with our understanding of general peer practice, the Company simplified the calculation of its reported NIM to equal net interest income, annualized based on the actual number of days in the period, divided by average total interest earning assets for the period. Under the Company's prior methodology, NIM was calculated using the difference between the annualized yield on average total interest-earning assets and total interest-bearing liabilities for the period. The Company also began presenting both net interest income and NIM on an FTE basis. Prior periods have been revised consistent with the current presentation.
b) Beginning in the first quarter of 2019, borrowed funds balances and the associated interest expense are based on original maturity. Prior periods have been adjusted to conform with the current period presentation.
c) References to "Underlying results before the impact of Acquisitions" exclude the impact of acquisitions occurring after 2Q18 and notable items, as applicable.
d) Throughout this presentation, references to consolidated and/or commercial loans and loan growth include leases. Loans held for sale are also referred to as LHFS.
e) Select totals may not sum due to rounding.
f) Current period regulatory capital ratios based on Basel III standardized approach are preliminary.
g) Any mention of EPS refers to diluted EPS.
h) Throughout this presentation, references to balance sheet items are on an average basis and loans exclude held for sale unless otherwise noted.

Notes on slide 3 - 1Q20 GAAP financial summary
1) See above note on key performance metrics and non-GAAP financial measures.
2) See above general note a).
3) In 3Q18, we revised our method of calculating the loan-to-deposit ratio to exclude loans held for sale, consistent with general industry practice. Prior periods have been adjusted to conform with current period presentation.
4) Full-time equivalent employees.

Notes on slide 4 - Current situation - Executive summary
1) See above note on key performance metrics and non-GAAP financial measures.
2) See above general note h).
3) See above general note f).

Notes on slide 6 - CECL impacted by COVID-19 disruption
1) Macroeconomic forecast over 2-year reasonable and supportable period.
2) Total of 9 major variables utilized, with hundreds of individual inputs. Proprietary macroeconomic forecast is underpinned by Moody's COVID-19 consensus forecast supplemented with adjustments based on alternate economic scenarios.

Notes on slide 7 - Financial - Executive Summary
1) See above note on key performance metrics and non-GAAP financial measures.
2) See above general note h).
3) See above general note f).

Notes on slide 8 - 1Q20 Underlying financial summary
1) See above note on key performance metrics and non-GAAP financial measures.

Notes on slide 10 - Noninterest income
1) See above note on key performance metrics and non-GAAP financial measures.

Notes on slide 11 - Noninterest expense
1) See above note on key performance metrics and non-GAAP financial measures.

Notes on slide 12 - Average loans and leases
1) See above general note e).
2) Non-core loans are primarily liquidating loan and lease portfolios inconsistent with our strategic priorities, generally as a result of geographic location, industry, product type or risk level and are included in Other.

Notes on slide 14 - Credit quality
1) Beginning in the fourth quarter of 2019, nonperforming balances exclude both fully and partially guaranteed residential mortgage loans sold to Ginnie Mae for which the Company has the right, but not the obligation, to repurchase. Prior periods have been adjusted to exclude partially guaranteed amounts to conform with the current period presentation.
2) Allowance for credit losses to nonperforming loans and leases.

Notes on slide 15 - We have been highly disciplined on credit, with prudent risk appetite
1) Source: Company data. Portfolio balances and credit quality data as of March 31, 2020, as applicable.
2) Refreshed FICO score, LTV ratio, loan term, lien position, risk rating, property type, industry sector and geographic stratifications reflects data as of February 29, 2020.
3) Risk ratings represent bond-equivalent ratings of borrowers based on CFG's internal probability of default risk ratings. Bond equivalent risk-ratings represent updated probability of loss given default parameters for credit grade

Citizens Financial Group, Inc.™
46

Notes continued

Notes on slide 16 - DFAST company-run stress results compare favorably to peers
1) Represents Bank Holding Company-run severely adverse scenario credit loss rates. 2014-2017 peer average includes BBT, CMA, FITB, KEY, MTB, PNC, RF, STI, and USB; 2018 peer average excludes CMA. 2019 peer average includes PNC and USB only.

Notes on slide 17 - Commercial credit - diversified portfolio prudent credit discipline
1) All other includes sectors with a balance less than 1% of total CFG loans.
2) See above general note f).

Notes on slide 18 - Retail credit - diversified portfolio with prudent credit discipline
1) Excludes balances 100% contractually covered by program-specific loss-sharing arrangements.

Notes on slide 19 - Capital and liquidity remain strong
1) See above note on key performance metrics and non-GAAP financial measures.
2) Current period regulatory capital ratios are preliminary.

Notes on slide 20 - 1Q20 YoY Strategic initiatives update
1) Trailing twelve-month trailing balance.
2) Thomson Reuters LPC, Loan syndication league table ranking for the prior twelve months as of 1Q20 based on number of deals for Overall U.S. Middle Market (defined as Borrower Revenues < $500 million and Deal Size < $500 million).

Notes on slide 22 - 2Q20 outlook vs. 1Q20
1) See above note on key performance metrics and non-GAAP financial measures.

Notes on slide 25 - Underlying results per and post CECL reserve build
1) See above note on key performance metrics and non-GAAP financial measures.

Notes on slide 28 - CRE: Retail & Hospitality
1) All other states includes states with balances under 2 percent of retail & hospitality portfolio.

Notes on slide 29 - Accommodation & Food Services
1) All other states includes states with balances under 2 percent of accommodation and food services portfolio.

Notes on slide 30 - Retail Trade
1) All other states includes states with balances under 2 percent of the retail trade portfolio.

Notes on slide 31 - Energy & Related
1) Includes Downstream, Integrated and Midstream sub-categories.
2) All regulated utilities, fuel dealers, propane dealers that are related to energy but not oil and gas price sensitivity directly.
3) Portfolio balances, risk rating and industry sector stratifications as of March 31, 2020.

Notes on slide 32 - Arts, Entertainment & Recreation
1) All other states includes states with balances under 2 percent of arts, entertainment and recreation portfolio.

Notes on slide 33 - Core mortgage portfolio overview
1) Portfolio balances as of March 31, 2020. Based on most current available FICO scores, collateral value, loan term, lien position, risk rating, property type, industry sector and geographic stratifications as of February 29, 2020.

Notes on slide 34 - Core home equity portfolio
1) As of March 31, 2020. Excludes serviced by other portfolio.
2) Portfolio balances as of March 31, 2020. Based on most current available FICO scores, collateral value, loan term, lien position, risk rating, property type, industry sector and geographic stratifications as of February 29, 2020.
3) LTV based on refreshed collateral values and assumes that any undrawn borrowing capacity is fully funded.

Notes on slide 35 - Auto
1) Assumes that for loans where refreshed FICO score information not available, the balance stratification is consistent with the remainder of the portfolio.
2) Portfolio balances as of March 31, 2020. Portfolio balances as of March 31, 2020. Based on most current available FICO scores, collateral value, loan term, lien position, risk rating, property type, industry sector and geographic stratifications as of February 29, 2020. LTV calculated utilizing actual invoice amount or Kelley Blue Book value.

Notes on slide 36 - Education
1) Portfolio balances as of March 31, 2020. Portfolio balances as of March 31, 2020. Based on most current available FICO scores, collateral value, loan term, lien position, risk rating, property type, industry sector and geographic stratifications as of February 29, 2020.

Notes on slide 37 - Unsecured
1) Excludes balances 100% contractually covered by program-specific loss-sharing arrangements.
2) Excludes credit card and education portfolios. Portfolio balances as of March 31, 2020. Portfolio balances as of March 31, 2020. Based on most current available FICO scores, collateral value, loan term, lien position, risk rating, property type, industry sector and geographic stratifications as of February 29, 2020.

Notes on slide 38 - Notable items
1) See above note on key performance metrics and non-GAAP financial measures.

Citizens Financial Group, Inc.™
47